Exhibit 3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made effective as of November 19, 2009, by and between Patient Safety Technologies, Inc., a Delaware corporation (the “Company”) and Cardinal Health, Inc. (the “Investor”).

WHEREAS, the Company has agreed to issue to the Investor, and the Investor has agreed to acquire from the Company, Warrants to purchase Common Stock of the Company (the “Warrant Shares”), all upon the terms and conditions set forth in that certain Warrant Purchase Agreement, dated on even date herewith, between the Company and the Investor (the “Warrant Purchase Agreement”); and

WHEREAS, the terms of the Warrant Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company and the Investor to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. DEFINITIONS. The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

“Board” shall mean the board of directors of the Company.

“Closing” and “Closing Date” shall have the meanings ascribed to such terms in the Warrant Purchase Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Qualifying Holder” shall have the meaning ascribed thereto in Section 12 hereof.

“Registrable Shares” shall mean the Warrant Shares, provided, however, such term shall not, after the Mandatory Registration Termination Date, include any of the Warrant Shares that become or have become eligible for resale without restriction (including without any requirement concerning the availability of adequate current public information concerning the Company) pursuant to Rule 144.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

2. EFFECTIVENESS; TERMINATION. This Agreement shall become effective and legally binding only if the Closing occurs.

3. MANDATORY REGISTRATION.

(a) If the Company is late in filing any SEC periodic report (after taking into consideration any permitted extensions) for more than thirty (30) days during the first twelve months following the Closing Date, then within twenty (20) business days thereafter, the Company will prepare and file with the SEC a registration statement on Form S-3, or if the Company is ineligible to use Form S-3, then within thirty (30) business days thereafter, the Company will prepare and file with the SEC a registration statement on Form S-1 (or successor forms), for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Investor as the selling stockholder thereunder (the “Registration Statement”). The Registration Statement shall permit the Investor to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares. The Company agrees to use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable.

(b) The Company shall be required to keep the Registration Statement effective until such date that is the earlier of (such date is referred to herein as the “Mandatory Registration Termination Date”) (i) the date as of which the Investor may sell all of the Registrable Shares without restriction (including without any requirement concerning the availability of adequate current public information concerning the Company) pursuant to Rule 144 assuming a cashless exercise of the Warrant or (ii) the date when all of the Registrable Shares registered thereunder shall have been sold. Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Investor shall have no further right to offer or sell any of the Registrable Shares pursuant to the Registration Statement (or any prospectus relating thereto).

4. “PIGGYBACK” REGISTRATION RIGHTS.

(a) If, at any time prior to the Mandatory Registration Termination Date, the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Company (but excluding in all cases any registrations to be effected on Forms S-4 or S-8 or other applicable successor forms), the Company shall, each such time, give to the Investor holding Registrable Shares written notice of its intent to do so. Upon the written request of Investor given within ten (10) days of such notice, the Company shall use its commercially reasonable efforts to cause to be included in such registration the Registrable Shares of Investor, to the extent requested to be registered; provided that (i) Investor agrees to sell those of its Registrable Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company proposes to register and (ii) if the registration is to include shares of Common Stock to be sold for the account of the Company or any party exercising demand registration rights pursuant to any other agreement with the Company, the proposed managing underwriter does not advise the Company that in its opinion the inclusion of Investor’s Registrable Shares (without any reduction in the number of shares to be sold for the account of the Company or such party exercising demand registration rights) is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered, in which case the rights of Investor shall be as provided in Section 4(b) hereof.

(b) If a registration pursuant to Section 4(a) hereof involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Investor to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in Section 4(a) to the contrary, the Company shall be required to include in such registration only the number of shares of Common Stock which the Company is so advised can be sold in such offering as follows: (i) first, the number of shares of Common Stock proposed to be included in such registration for the account of the Company and/or any stockholders of the Company (other than the Investor) that have exercised demand registration rights, in accordance with the priorities, if any, then existing among the Company and/or such stockholders of the Company with registration rights (other than the Investor), and (ii) second, the shares of Common Stock requested to be included in such registration by all other stockholders of the Company who have piggyback registration rights (including, without limitation, the Investor), pro rata among such other stockholders (including, without limitation, the Investor) on the basis of the number of shares of Common Stock that each requested to include in such registration.

(c) In connection with any registration triggering piggyback rights hereunder, the Company shall not be required under Section 4 hereof or otherwise to include the Registrable Shares of Investor unless Investor accepts and agrees to the terms of such registration.

5. OBLIGATIONS OF THE COMPANY. In connection with the Company’s obligation under Sections 3 and 4 hereof (unless limited to one Section or the other as indicated below) to file a Registration Statement with the SEC and to use its commercially reasonable efforts to cause the Registration Statement to become effective, the Company shall:

(a) Prepare and file with the SEC the Registration Statement for the resale of the Registrable Shares by, and for the account of, the Investor in accordance with the intended methods of distribution thereof set forth in the Registration Statement, and use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable and remain effective in accordance with Section 3 hereof if filed pursuant to Section 3; provided that before filing with the SEC a Registration Statement or prospectus or any amendments or supplements thereto under Section 3, the Company will furnish to one counsel selected by the Investor copies of all such documents proposed to be filed, which documents will be subject to the timely review and comments of such counsel;

(b) Subject to Section 11 hereof, if filed pursuant to Section 3, prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the period specified in Section 3(b); cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any successor rule) under the Securities Act; and use its commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Shares covered by the Registration Statement prior to the Mandatory Registration Termination Date in accordance with the intended methods of distribution set forth in the Registration Statement;

(c) Give notice to the Investor (i) as promptly as practicable, when any prospectus, prospectus supplement, Registration Statement or post-effective amendment to the Registration Statement has been filed with the SEC (other than any amendments or supplements solely to update the selling stockholder information in the prospectus or any amendments caused by the filing of a report under the Exchange Act) and, with respect to the Registration Statement or any post-effective amendment, when the same has been declared effective, and (ii) immediately, of the occurrence of any event described in Section 11 hereof in accordance with the provisions thereof;

(d) As promptly as practicable, deliver to Investor, without charge, as many copies of the prospectus and any amendment or supplement thereto as Investor may reasonably request; and the Company hereby consents (except during any Suspension Period (as defined in Section 11 hereof)) to the use of such prospectus and any amendment or supplement thereto by Investor in connection with any offering and sale of the Registrable Shares covered by such prospectus or any amendment or supplement thereto in the manner set forth therein;

(e) Following the occurrence of an event described in Section 11(iv) hereof, if filed pursuant to Section 3, promptly prepare an amendment to the Registration Statement or amendment or supplement to the prospectus (and, when completed, give notice (as provided in Section 5(c) hereof and provide a copy thereof (as provided in Section 5(d) hereof to Investor) so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon notification by the Company of the occurrence of an event described in Section 11(iv) hereof, the Investor will not offer or sell Registrable Shares until the Company has notified the Investor that it has prepared an amendment or supplement to the Registration Statement or prospectus and delivered copies of such amendment or supplement to the Investor (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to promptly prepare an amendment or supplement as above provided in this Section 5(d) and deliver copies of same as above provided in Section 5(b) hereof);

(f) If filed pursuant to Section 3, use its commercially reasonable efforts to register and qualify the Registrable Shares covered by the Registration Statement under such other securities or Blue Sky laws of such states as the Investor or the managing underwriters, if any, shall reasonably request; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g) Cause all Registrable Shares to be quoted on the Nasdaq Stock Market Over-the-Counter Bulletin Board (the “OTCBB”), or such other securities exchange on which similar securities issued by the Company are then listed, and comply with all requirements of the OTCBB or such other securities exchange, as applicable, with regard to the issuance of the Registrable Shares and the listing thereof;

(h) Comply with all applicable rules and regulations of the SEC; and

(i) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest practicable moment.

6. FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Investor shall furnish to the Company such information regarding it and the securities held by it as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement. Investor shall promptly notify the Company of any changes in the information furnished to the Company.

7. EXPENSES OF REGISTRATION. All expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts relating to disposition of Registrable Shares by Investor, and stock transfer fees and, if registration is pursuant to Section 4, fees and disbursements of Investor’s counsel relating to dispositions of Registrable Shares by Investor), including without limitation all registration and qualification and filing fees, printing fees, fees and disbursements of counsel for the Company and, if registration is pursuant to Section 3, fees and disbursements of Investor’s counsel not to exceed $25,000, shall be borne by the Company.

8. DELAY OF REGISTRATION. The Investor shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

9. INDEMNIFICATION.

(a) To the fullest extent permitted by law, the Company will, notwithstanding any termination of this Agreement, indemnify and hold harmless the Investor, any investment banking firm acting as an underwriter for the Investor, any broker/dealer acting on behalf of the Investor and each officer and director of Investor, such underwriter, such broker/dealer and each person, if any, who controls the Investor, such underwriter or broker/dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities laws, or any rule or regulation thereunder, in connection with the performance of its obligations hereunder; and will reimburse Investor, such underwriter, broker/dealer or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent, but only to the extent, that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission of material fact contained in the Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to the Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information regarding Investor furnished by Investor expressly for use in the Registration Statement or any such preliminary prospectus or final prospectus or (ii) an untrue statement or alleged untrue statement or omission in the Registration Statement or any prospectus that is corrected in any subsequent amendment or supplement to the Registration Statement or prospectus that was delivered to the Investor before the pertinent sale or sales by the Investor, if such losses or damages would not have arisen had the Investor delivered such subsequent document.

(b) To the fullest extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any investment banking firm acting as underwriter for the Company, or any broker/dealer acting on behalf of the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer may become subject to, under the Securities Act or otherwise, to the extent, but only to the extent, such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) an untrue or alleged untrue statement or omission of any material fact contained in the Registration Statement, or any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to the Registration Statement or any such preliminary prospectus in reliance upon and in conformity with written information regarding the Investor furnished by the Investor expressly for use in the Registration Statement, or any preliminary prospectus or final prospectus or (ii) an untrue statement or alleged untrue statement or omission in the Registration Statement or any prospectus that was corrected in any subsequent amendment or supplement to the Registration Statement or prospectus that was delivered to the Investor before the pertinent sale or sales by the Investor, if such losses or damages would not have arisen had the Investor delivered such subsequent document; and Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of Investor hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by Investor from the sale of Registrable Shares covered by the Registration Statement, and provided further, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Investor (which consent shall not be unreasonably withheld).

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the indemnifying party.

An indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or unless: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such action and to employ counsel reasonably satisfactory to such indemnified party in any such action; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party, and counsel to the indemnifying party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent the indemnified party and the indemnifying party (in which case, the indemnifying party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the indemnifying party). Subject to the terms of this Agreement, all reasonable fees and expenses of the indemnified party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action in a manner not inconsistent with this Section) shall be paid to the indemnified party, as incurred, within ten business days of written notice thereof to the indemnifying party; provided, that the indemnified party shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which such indemnified party is judicially determined to be not entitled to indemnification hereunder.

(d) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investor were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), the Investor shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds (net of underwriting discounts and commissions, if any) actually received by the Investor from the sale of the Registrable Shares covered by the Registration Statement subject to the action exceeds the amount of any damages that the Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 9, and are fully informed regarding said provisions.

10. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell the Warrant Shares to the public without registration, for a period of one year after the Closing Date (unless the Company or its stockholders have consummated a “Reorganization” (as defined in the Warrants) prior to such one year period) and thereafter only so long as the Company elects in its sole discretion to remain a reporting issuer with the SEC, the Company agrees to use its commercially reasonable efforts: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) as long as Investor owns any Warrant Shares, to furnish in writing upon Investor’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to Investor a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing Investor of any rule or regulation of the SEC permitting the selling of any such Warrant Shares without registration and (iv) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.

11. DEFERRAL. Notwithstanding anything in this Agreement to the contrary, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a

Registration Statement or prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Board has made the good faith determination (A) that continued use by the Investor of the Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in the Registration Statement or prospectus of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (B) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely and (C) that it is therefore essential to suspend the use by the Investor of such Registration Statement and prospectus for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the Company shall promptly furnish to the Investor a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company setting forth one or more of the above described circumstances, and the right of the Investor to use the Registration Statement (and the prospectus relating thereto) shall be suspended for a period (the “Suspension Period”) of not more than ninety (90) days after delivery by the Company of the certificate referred to above in this Section 11. During the Suspension Period, the Investor shall not offer or sell any Registrable Shares pursuant to or in reliance upon the Registration Statement or prospectus and Investor shall keep the fact of the above described certificate and its contents confidential. The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as commercially practicable.

12. TRANSFER OF REGISTRATION RIGHTS. None of the rights of Investor under this Agreement shall be transferred or assigned to any person unless (i) such person is a Qualifying Holder (as defined below), and (ii) such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement. For purposes of this Section 12, the term “Qualifying Holder” shall mean, with respect to Investor, (a) any corporation, partnership, limited liability company or other entity or association controlling, controlled by, or under common control with, Investor, (b) any corporation, partnership, limited liability company or other entity or association into which Investor is merged or which acquires the capital stock of Investor or substantially all of the assets of Investor or (c) any person, corporation, partnership, limited liability company or other entity or association that acquires from Investor greater than 50% of the Warrant Shares or portions of the Warrants representing the right to acquire greater than 50% of the Warrant Shares. None of the rights of Investor under this Agreement shall be transferred or assigned to any person (including, without limitation, a Qualifying Holder) that acquires Registrable Shares in the event that and to the extent that such person is eligible to resell such Registrable Shares without restriction (including without any requirement concerning the availability of adequate current public information concerning the Company) pursuant to Rule 144 of the Securities Act. After any transfer in accordance with this Section 12 the rights and obligations of the Investor as to any transferred Registrable Shares shall be the rights and obligations of such Qualifying Holder transferee holding such Registrable Shares.

13. ENTIRE AGREEMENT/TERMINATION. This Agreement, the Warrants and the Warrant Purchase Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, this Agreement and all obligations hereunder shall terminate immediately upon a “Transaction Termination Event” (as defined in the Warrant).

14. MISCELLANEOUS.

(a) This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Investor and the Company.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that the terms and conditions of Section 12 hereof are satisfied. This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Warrant Shares provided that the terms and conditions of Section 12 hereof are satisfied. Subject to Section 12, if at any time following exercise of the Warrants in full the Investor shall transfer all of its Warrant Shares, all of Investor’s rights under this Agreement shall immediately terminate. Any dispute arising in relation to this Agreement shall be resolved in accordance with the dispute resolution provisions set forth in the Warrant Purchase Agreement.

(c) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below:

(i) All correspondence to the Company shall be addressed as follows:

Patient Safety Technologies, Inc.

43460 Ridge Park Drive, Suite 140

Temecula, CA 92951

Attention: Steven H. Kane, President and Chief Executive Officer

Facsimile: 951.587.6237

with a copy to:

Reed Smith LLP

101 Second Street, Suite 2000

San Francisco, CA 94105

Attention: Donald C. Reinke

Facsimile: 415.391.8269

(ii) All correspondence to Investor shall be sent to Investor at the address set forth on the signature page hereto.

(iii) Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

(d) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

(e) Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(f) This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

(g) Neither the Company nor any of its subsidiaries has entered into, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to Investor in this Agreement or otherwise conflicts with or is inconsistent with the provisions hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

CARDINAL HEALTH, INC.

By:	/s/ Michael Lynch
	Name:	Michael Lynch Chief Executive Officer, Medical Segment

PATIENT SAFETY TECHNOLOGIES, INC.

By:	/s/ Steven H. Kane
	Name:	Steven H. Kane

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